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                                                                  EXHIBIT (j)(2)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Statements" and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 35 to Registration Statement (Form N-1A, No. 2-92665) of Excelsior Funds, Inc. of our reports dated May 7, 1999 on the financial statements and financial highlights included in the 1999 Annual Reports to Shareholders.



                                /s/ Ernst & Young LLP
                                ---------------------
                                Ernst & Young LLP



Boston, Massachusetts
January 4, 2000